77. Q1) Exhibits

77Q1(b)

(OTHER)

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 74U AND 74V.

FOR PERIOD ENDING 12/31/2006

FILE NUMBER 811-06722

SERIES NO.: 1

74U.

1.   Number of shares outstanding (000's Omitted)

               Investor Class

19,923

2.  Net asset value per share of a second class of open-end company shares (to nearest cent)

Institutional Class

  6,675

Class A

     702

74V.

1.   Net asset value per share (to nearest cent)

              Investor Class

$20.47

2.   Net asset value per share of a second class of open-end company shares (to nearest cent)

              Institutional Class

$20.93

              Class A

$20.49

FOR PERIOD ENDING 12/31/2006

FILE NUMBER 811-06722

SERIES NO.: 9

72DD.

1. Total income dividends for which record date passed during the period

              Investor Class

  563

2.  Dividends for a second class of open-end company shares

              Institutional Class

1,636

              Class A

       1

73A.

1. Dividends from net investment income

Investor Class                          $0.0427

2.  Dividends for a second class of open-end company shares

Institutional Class                    $0.0810

Class A                                    $0.0063

74U.

1.   Number of shares outstanding (000's Omitted)

               Investor Class

13,267

2.  Net asset value per share of a second class of open-end company shares (to nearest cent)

Institutional Class

20,503

Class A

     180

74V.

1.   Net asset value per share (to nearest cent)

              Investor Class

$18.96

2.   Net asset value per share of a second class of open-end company shares (to nearest cent)

              Institutional Class

$19.02

       Class A

$18.95